UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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4Licensing Corporation

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4LICENSING CORPORATION
767 Third Avenue, 17th Floor
New York, New York 10017

(212) 758-7666

April 26, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of 4Licensing Corporation (“4LC” or the “Company”) to be held at 10:00 am (Eastern Time) on Thursday, May 23, 2013, at The Cornell Club, 6 East 44th Street, New York, New York 10017.

The purposes of the Annual Meeting are to (i) elect directors, (ii) ratify the appointment of the independent registered public accounting firm (iii) conduct an advisory vote on the compensation paid to our named executive officers (iv) conduct an advisory vote on the frequency of future executive compensation advisory votes and (v) transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.  These matters are described in the formal Notice of the 2013 Annual Meeting of Shareholders and the accompanying Proxy Statement.

Included with the Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2012.  We encourage you to read the Annual Report.  It includes information on the Company’s business, markets and products as well as the Company’s audited financial statements.

Your vote is very important.  We hope you will find it convenient to attend the Annual Meeting in person.  Whether or not you are personally able to attend, it is important that your shares be represented at the Annual Meeting.  Accordingly, you are requested to sign, date and return the enclosed proxy promptly.  If you do attend the Annual Meeting you may revoke your proxy and vote in person.  Your cooperation is greatly appreciated.

Sincerely,

JAY EMMETT
Chairman of the Board of Directors

4LICENSING CORPORATION
767 Third Avenue, 17th Floor
New York, New York 10017
NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
to be held on May 23, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of 4Licensing Corporation (“4LC” or the “Company”), a Delaware corporation, will be held at The Cornell Club, 6 East 44th Street, New York, New York 10017, on Thursday, May 23, 2013, at 10:00 am (Eastern Time) for the purpose of considering and acting upon the following matters set forth in the accompanying Proxy Statement:

1.	Election of four directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	Ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm for 4LC for the fiscal year ending December 31, 2013;

3.	Advisory vote on the compensation of named executive officers;

4.	Advisory vote on the frequency of future executive compensation advisory votes; and

5.	The transaction of such other business as may properly come before the meeting and any adjournment or postponements thereof.

The Company’s Board of Directors has fixed the close of business on April 18, 2013 as the record date for the Annual Meeting and only holders of shares of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof.

Sincerely,

JAY EMMETT
Chairman of the Board of Directors

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT APRIL 26, 2013.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.  SHAREHOLDERS CAN HELP 4LC AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD.  THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS ONE-THIRD OF THE OUTSTANDING SHARES OF 4LC’s COMMON STOCK ARE REPRESENTED AT THE ANNUAL MEETING.

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of 4Licensing Corporation (“4LC” or the “Company”), a Delaware corporation, in connection with the Annual Meeting of Shareholders of 4LC (the “Annual Meeting”) to be held at 10:00 am (Eastern Time) on Thursday, May 23, 2013, at The Cornell Club, 6 East 44th Street, New York, New York.  References to 4LC or the Company include prior to December 21, 2012, 4Kids Entertainment, Inc. (“4Kids”), a New York corporation, which was our Company prior to the effective date of our Amended Joint Plan of Reorganization under chapter 11 of title 11 of the United States Code (the “Reorganization Plan”).

Accompanying this Proxy Statement is a notice of such Annual Meeting, a form of proxy solicited by the 4LC Board of Directors (the “Board” or “Board of Directors”) and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2012 (the “Annual Report”).  This Proxy Statement, the accompanying proxy and the Annual Report were first mailed to shareholders on or about April 26, 2013.  Audited financial statements of 4LC for the fiscal year ended December 31, 2012 are contained in the Annual Report.  The Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Proxies in the accompanying form which are properly executed and duly returned to 4LC and not revoked prior to the voting at the Annual Meeting will be voted as specified.  If no contrary specification is made, and if not designated as broker non-votes, the shares of common stock of 4LC, par value $.01 per share, represented by the enclosed proxy will be voted FOR the election of the nominees for director (Proposal 1), FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm (Proposal 2), FOR the advisory vote on the compensation of our named executive officers (“say-on-pay”) (Proposal 3) and FOR a frequency of every year in the advisory vote on the frequency of an executive compensation advisory vote (Proposal 4).  In addition, the shares of common stock represented by the enclosed proxy will be voted by either of the persons named therein, in such person’s discretion, with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponements thereof.  Any shareholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of 4LC a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The Board of Directors has fixed the close of business on April 18, 2013 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.  The holders of one-third of all issued and outstanding shares of common stock present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting.  Assuming the presence of a quorum:

•
To elect the directors — In an uncontested election, a director will be elected if the votes cast “FOR” such director exceed the votes "WITHHELD" or cast “AGAINST” such director; provided that, if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast.

•
To ratify the selection of the independent registered public accounting firm — An affirmative vote of the majority of shares present at the Annual Meeting and entitled to vote is required to ratify the selection of the independent registered public accounting firm.

•
To approve a non-binding advisory resolution vote on compensation of our named executive officers – An affirmative vote of the majority of shares present at the Annual Meeting and entitled to vote is required to approve the non-binding resolution vote on compensation of executive officers.

•
To approve the frequency of executive compensation advisory votes - The option of one year, two years, or three years that receives the highest number of votes cast by holders of shares of our common stock represented at the Annual Meeting, will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders.

On April 18, 2013, the record date for the Annual Meeting, 4LC had 13,714,992 shares of common stock outstanding.  Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting.  There is no cumulative voting.  Votes shall be counted by 4LC’s transfer agent.

Shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum unless such shares are not entitled to vote on any matter brought before a meeting.  Broker non-votes occur when a broker nominee does not vote on one or more other matters at a meeting because it has not received instructions to so vote from the beneficial owner and is prohibited from exercising discretionary authority to so vote.  If you do not instruct your broker how to vote, your broker only has the discretionary authority to vote on the ratification of the selection of the independent registered public accounting firm (Proposal #2).  Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining a quorum and for purposes of determining the outcome of a vote on any matter, but will not serve as a vote “for” or “against” any matter.  Broker non-votes and abstentions will have no effect on the election of directors or on the advisory vote on the frequency of executive compensation advisory votes.  Abstaining will have the practical effect of voting against the ratification of the selection of the independent registered public accounting firm and against the compensation of our named executive officers.

Expenses

All expenses in connection with solicitation of proxies will be borne by 4LC.  Officers and regular employees of 4LC may solicit proxies by personal interview, telephone and telegraph.  Brokerage houses, banks and custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and the Proxy Statement.  Georgeson Inc. has been engaged to assist in the solicitation of proxies, brokers, nominees, fiduciaries and other custodians.  4LC will pay Georgeson Inc. approximately $7,500 for its services and reimburse its out-of-pocket expenses.

PROPOSAL 1 - ELECTION OF DIRECTORS

The directors are elected annually by the shareholders of 4LC.  The 4LC By-Laws provide that the number of directors shall not be less than three nor more than nine, the exact number of directors to be determined from time to time by the affirmative vote of a majority of the entire Board of Directors.  On December 21, 2012, the Board of Directors established the number of directors of 4LC at four. In accordance therewith, a total of four persons have been designated by the Board of Directors upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”) as nominees and are being presented to the shareholders for election at the Annual Meeting.  A director will be elected if the votes cast “FOR” such director exceed the votes "WITHHELD" or cast “AGAINST” such director; provided that, if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast.

The four persons named below have been nominated for election to serve as directors until the next Annual Meeting and until their respective successors have been duly elected and qualified, each of whom is currently a director.

●	Duminda M. DeSilva	●	Bruce R. Foster

●	Jay Emmett	●	Wade I. Massad

All of the nominees have consented to serve as directors, if elected.  If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

4LC’s By-Laws include a policy requiring an incumbent director who does not receive a majority of the votes cast for his or her re-election to tender his or her resignation.  The Board of Directors must then decide, through a process managed by the Nominating Committee and excluding the nominee in question, whether to accept the resignation.  In making its decision, the Board of Directors may consider any factors or information that it considers appropriate or relevant.  The decision of the Board of Directors must be completed within 90 days from the date of the certification of the election results and disclosed promptly thereafter in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES NAMED ABOVE, AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY OR SUCH PROXY CARD IS IN RESPECT OF A BROKER NON-VOTE, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

MANAGEMENT

The following table sets forth information concerning the four nominees for director (all of who are standing for re-election at the Annual Meeting), followed by information concerning our executive officers, as of the date of this Proxy Statement. Each of our directors holds office for a term commencing on the date of the annual meeting of shareholders at which he was elected until the next annual meeting of shareholders or until his successor is elected and qualifies unless he dies, resigns or otherwise leaves the Board before then. All executive officers hold office until their successors are elected and qualified or until such officer’s earlier resignation or removal.

Name	Age	Position
Jay Emmett	84	Chairman of the Board of Directors
Duminda M. DeSilva	45	Director
Wade I. Massad	45	Director
Bruce R. Foster	53	Director, Interim Chief Executive Officer, Executive Vice President, and Chief Financial Officer

 Jay Emmett, 84, has been a director of the Company since August 1999.  Mr. Emmett served as the President of the International Special Olympics from 2007 to 2008 and has been a member of the International Special Olympics Board of Directors for more than 30 years.  Mr. Emmett has had a long and distinguished career in the entertainment industry.  Mr. Emmett also has extensive experience in television and film, licensing and sports. Mr. Emmett is nominated because of his extensive business experience in entertainment and licensing.

Duminda M. DeSilva, 45, has been a director of the Company since May 2010.  Mr. DeSilva has been a Managing Director at Prescott Group Capital Management, a registered investment advisory firm and the largest shareholder of 4LC as of April 20, 2013, since 2005.  Previously, Mr. DeSilva was President and Chief Operating Officer of WorldTelemetry Inc., a company providing asset management solutions for the oil, gas and petrochemical industries, from 2001 to 2005. Prior thereto, Mr. DeSilva served as General Manager & Senior Vice President of Dean & Deluca, from 1998 to 2001, and before that in a variety of senior positions at Koch Industries, Inc. from 1991 to 1998.  Additionally, Mr. DeSilva has consulted for government agencies as well as private sector companies and served on the boards of several non-profit firms.  Mr. DeSilva is a graduate of the University of Kansas and the Strategic Management Program at Harvard University.  Mr. DeSilva is nominated because of his financial expertise and diverse domestic and international business experience.

Wade I. Massad, 45, has been a director of the Company since May 2010.  Mr. Massad is the Co-Founder and Co-Managing Member of Cleveland Capital Management, L.L.C., a registered investment advisor and General Partner of Cleveland Capital L.P., a private investment fund focused on micro-cap public and private equity securities, since October 1996.  Mr. Massad has served on multiple private and public company boards, and currently serves as a special advisor to the board of Matador Resources Company. Mr. Massad is a graduate of Baldwin-Wallace College and currently serves on its Board of Trustees.  Mr. Massad is nominated because of his extensive experience in finance, investing and capital markets.

Bruce R. Foster, 53, has been a director and the Interim Chief Executive Officer (“CEO”) since October 2012, and Chief Financial Officer (“CFO”) and Executive Vice President of the Company since December 2005.  Prior thereto, Mr. Foster had served as the Senior Vice President of Finance since joining the Company in August 2002.    From 1998 to 2002, Mr. Foster held various positions with Deloitte & Touche LLP, an international public accounting firm, most recently as an Audit Director.  Mr. Foster is nominated because of his extensive experience in finance, licensing, television and production.

Director Qualifications

The Nominating Committee seeks independent individuals who represent a mix of backgrounds and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions.  Board members should display the personal attributes necessary to be an effective director, including integrity, sound judgment, independence, the ability to operate collaboratively and a commitment to 4LC’s shareholders.

The Nominating Committee values diversity as a factor in selecting individuals nominated to serve on the Board of Directors.  Although the Board of Directors prefers a mix of backgrounds and experience among its members, it does not follow any ratio or formula to determine the appropriate mix, nor is there a specific policy on diversity.  The Nominating Committee uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to a high standard of service for the Board of Directors.

Leadership Structure

Mr. Jay Emmett is currently the Chairman of the Board of Directors.  Mr. Emmett has served on our Board of Directors since 1999 and has extensive experience in, and knowledge of, the licensing and children's entertainment businesses. Mr. Foster has served as our Interim CEO since October 2012, after having served as the Company’s CFO since 2005.  Mr. Foster has been with the Company since 2002 and has extensive experience in finance, licensing and the children’s entertainment business. The Board of Directors believes that the current leadership structure is optimal for the Company and that the Company, at this time of cost-cutting and restructuring, cannot afford an additional executive salary.  In making its determination, the Board of Directors has also taken into account a number of additional factors.  First, the Board of Directors, which consists of a majority of independent directors who are highly qualified and experienced, exercises its independent oversight function on a continuous basis as evidenced by the 30 Board meetings held during the fiscal year ended December 31, 2012.  Second, all of the Board of Directors’ key committees (Audit, Compensation, Nominating and Corporate Governance) are comprised entirely of independent directors.  Third, the Board of Directors has designated Jay Emmett as lead independent director and Chairman of the Board of Directors.  Finally, the independent, non-management directors conduct regular executive sessions during which the independent directors review and provide substantial oversight of our officer’s performance.

It is management’s responsibility to assess and manage the various risks the Company faces. It is the Board of Directors’ responsibility to oversee management in this effort. In exercising its oversight, the Board of Directors reviews the strategic, operational, financial and compliance risks that affect the Company. The Board of Directors as a whole has oversight responsibility for the Company’s strategic and operational risks (e.g., major initiatives, competitive markets and products and sales and marketing).  Oversight responsibility for compliance risk is shared among the committees of the Board of Directors. For example, the Audit Committee of the Board of Directors (the “Audit Committee”) oversees risk in the areas of accounting, finance, internal controls and tax strategy as well as compliance with related laws and policies.  The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees risk in connection with the Company’s compensation programs and policies as well as compliance with compensation related laws and policies. The Nominating Committee oversees compliance with governance related laws and policies, including the Company’s corporate governance guidelines.

Meetings of the Board of Directors

The Board of Directors met 30 times during the fiscal year ended December 31, 2012 and 3 times subsequent to December 31, 2012, but before the filing of 4LC’s Annual Report.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he serves during the fiscal year ended December 31, 2012.

Committees of the Board of Directors

The Audit Committee currently consists of Mr. Massad, who serves as the Chairman, and Mr. Emmett, both of whom are independent directors.  The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Directors oversight responsibilities with respect to the following:

(i)	the quality and integrity of 4LC’s financial reports;
(ii)	the performance of 4LC’s internal audit function; and
(iii)	4LC compliance with legal and regulatory requirements.

In addition, the Audit Committee:

(i)	has sole authority to appoint or replace 4LC’s independent registered public accounting firm;
(ii)	oversees the independent registered public accounting firm’s qualifications, independence and performance;
(iii)	discusses with 4LC’s management, the internal auditors and the independent registered public accounting firm the scope of the annual audit; and
(iv)	determines the compensation for audit and permissible non-audit services to be provided by the independent registered public accounting firm.

 The Board of Directors has determined that one of the Committee’s members, Mr. Massad, qualifies as an “audit committee financial expert” as defined by the rules promulgated by the SEC.  The Audit Committee met four times during the fiscal year ended December 31, 2012 and one time subsequent to December 31, 2012, but before filing of the 4LC’s Annual Report.  The Audit Committee’s report is included on pages 16 to 17 of this Proxy Statement.

The Compensation Committee currently consists of Mr. Emmett, who serves as the Chairman, and Messrs. DeSilva and Massad.  The Compensation Committee:

(i)	reviews 4LC’s goals and objectives with respect to executive compensation;

(ii)	sets and administers 4LC’s policies which govern annual and long-term compensation of executives;
(iii)	evaluates the CEO’s performance in light of 4LC’s goals and objectives;
(iv)	determines and approves compensation for the Company’s CEO, other executive officers and directors; and
(v)	grants and administers equity incentive compensation pursuant to 4LC’s equity incentive plan.

The Compensation Committee may form and delegate authority to subcommittees when appropriate.  The Compensation Committee currently does not have any subcommittees.  The Compensation Committee met one time during the fiscal year ended December 31, 2012 and did not meet subsequent to December 31, 2012.

The Nominating Committee currently consists of Mr. Massad, who serves as the Chairman, and Messrs. DeSilva and Emmett.  The Nominating Committee assists the Board of Directors in:

(i)	identifying individuals qualified to become members of the Board of Directors;
(ii)	assessing the skills, background and abilities of each candidate;
(iii)	assisting in assessing the independence of members of the Board of Directors; and
(iv)	recommending the director nominees to be proposed for election at the annual meeting of shareholders.

The Nominating Committee has not adopted specific minimum qualifications with respect to its nominees, but assesses the overall qualifications of nominees including, among other things, the employment and other professional experience of the candidate, the candidate’s past expertise and involvement in areas which are of relevance to the Company’s business, the candidate’s business ethics and professional reputation and independence.  The Nominating Committee evaluates candidates using these criteria and such other criteria it deems appropriate in recommending qualified candidates for nomination to the Board of Directors.

The Nominating Committee met once during the fiscal year ended December 31, 2012 and once subsequent to December 31, 2012, but before the filing of 4LC’s Annual Report.  Pursuant to its policy, the Nominating Committee does not solicit director nominations, but will consider recommendations by shareholders.  Notice of any nomination for election or reelection as a director to be considered at the 2014 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive office at 767 Third Avenue, 17th Floor, New York, New York 10017 not less than 120 days before April 26, 2014 and must include the information regarding the nominees and the stockholder giving such notice as required by the By-Laws of the Company. If the date of the 2014 Annual Meeting of Shareholders has changed by more than 30 calendar days from the 2013 Annual Meeting of Shareholders, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting of Shareholders or, if the first public announcement of the date of the 2014 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2014 Annual Meeting of Shareholders, then not later than the close of business on the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting of Shareholders is first made by the Company.  Candidates proposed by shareholders will be considered by the Nominating Committee in substantially the same manner as other nominees.

Independence of Directors

The Company continues to employ the New York Stock Exchange (“NYSE”) standards in determining the independence of its directors, even though the Company’s stock is not listed on the NYSE.  These standards require a majority of our Board of Directors to be independent and every member of our Audit Committee, Compensation Committee, and Nominating Committee to be independent.  A director is considered independent only if our Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder, or officer) or with another company (either directly or as a partner, stockholder, or officer) that has a relationship with the Company.

Our Board of Directors has determined that the following directors are independent:  Duminda M. DeSilva, Jay Emmett and Wade I. Massad. Our Board of Directors has determined that each of the members of the Audit, Compensation and Nominating Committees are “independent”.

Our Audit, Compensation and Nominating Committees each operate under written charters adopted by the Board of Directors.  These charters are available for review, free of charge, on 4LC’s website at www.4licensingcorp.com.  In addition, a printed copy of the charters of the Board Committees will be provided to any of our shareholders who submit a request therefor to the Secretary of 4Licensing Corporation at 767 Third Avenue, 17th Floor, New York, New York 10017.

Communications with the Board of Directors

Shareholders or other interested parties may communicate directly with any director, committee member or the non-management directors as a group by writing to the Secretary of 4Licensing Corporation, at 767 Third Avenue, 17th Floor, New York, New York 10017.  The Secretary has been directed to forward all relevant correspondence to the relevant director, committee member or group of directors.

Attendance at Annual Meetings

4LC encourages all incumbent directors and nominees for election as director to attend the Annual Meeting.  Each of Messrs. DeSilva, Emmett, and Foster attended the Annual Meeting in May 2012.

Executive Sessions of Non-Employee, Non-Management Directors

Non-employee, non-management Board members meet without management present at each regularly scheduled Board meeting.  During the non-management Board sessions, the presiding director is determined by the committee session under which the meeting is being held or the agenda item being discussed.  Accordingly, the chairman of the Audit Committee presides at the Audit Committee non-management director sessions, the chairman of the Compensation Committee presides at the Compensation Committee non-management director sessions and the chairman of the Nominating Committee presides at the Nominating Committee non-management director sessions.

Corporate Governance Guidelines

4LC has adopted corporate governance guidelines which are available for review, free of charge, on 4LC’s website at www.4licensingcorp.com.  In addition, a printed copy of our corporate governance guidelines will be provided to any of our shareholders who submit a request therefor to the Secretary of 4Licensing Corporation at 767 Third Avenue, 17th Floor, New York, New York 10017.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer.  A copy of our Code of Ethics and Business Conduct is available for review, free of charge, on our website at www.4licensingcorp.com.  In addition, a printed copy of our Code of Ethics and Business Conduct will be provided to any of our shareholders who submit a request therefor to the Secretary of 4Licensing Corporation at 767 Third Avenue, 17th Floor, New York, New York 10017.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our Compensation Committee (for purposes of this discussion, the “Committee”) is responsible for establishing, implementing and continually monitoring the compensation structure of our Company.  The Committee’s goal is to ensure that the total compensation packages for our named executive officers (“NEOs”) are fair, reasonable and competitive.

The compensation arrangements for our NEOs are designed to satisfy two core objectives:

● retain, motivate and attract executives of the highest quality in key positions in the various business segments of our company; and

● align the interests of the NEOs with those of our shareholders by rewarding performance above our established goals, with the ultimate objective of improving shareholder value.

Our NEO compensation packages currently consist of base salary, discretionary cash bonuses and other benefits which are intended to provide our NEOs with aggregate compensation packages that satisfy the core objectives set forth above.  The payment of discretionary cash bonuses is based principally on achieving or exceeding our financial objectives along with successful implementation of initiatives that position us for future growth and increased shareholder value.  At this time, we do not provide NEOs with any supplemental retirement benefits, qualified pension plans or deferred compensation plans, other than the Company’s 401(k) plan to which the NEOs may contribute.

Our compensation philosophy is driven in large part by the fact that we are in a highly competitive industry where we must compete with companies that have substantially greater financial resources.  We recognize that our need to provide executive compensation packages which are competitive with other firms in our industry must be balanced with the interests of our shareholders.  We strive to meet this balance and arrive at appropriate compensation packages by carefully weighing both the marketplace realities that dictate the levels of compensation for entertainment company executives and the financial positions of companies of a similar size and global scope.

We also believe that, despite our current financial and operational issues, the long-term success of our Company requires that our NEOs make decisions that in the short-term may not contribute to our financial performance, but will prepare our Company for the future and position us to participate in the changing trends of the toy, game and entertainment businesses.  We, therefore, do not look solely at short-term financial achievements in determining appropriate compensation for our NEOs but take into account their long-range planning.

Our senior executive officers assist the Committee in analyzing our general compensation policies.  This process assists the Committee in determining how to utilize the elements of the compensation package to best motivate our NEOs and to ensure the satisfaction of our short and long-term business goals. Our senior executive officers also assist the Committee in identifying a set of financial goals and strategic objectives for the upcoming year, which are selected to assess the performance of our executive officers.

The discussion below addresses the principal elements of our NEO compensation. Please also consult the compensation tables beginning on page 13 for more detailed information.

Base Salary

We establish base salaries that are sufficient, in the Committee’s judgment, to retain and motivate our NEOs.  In determining appropriate salaries, the Committee considers each NEO’s scope of responsibility and accountability within our Company and reviews the NEO’s compensation, individually and relative to other officers.  As part of the Reorganization Plan, Mr. Foster’s base salary was reduced by 50% to $250,000 for the 2013 calendar year.

Discretionary Cash Bonuses

The Committee believes that discretionary cash bonus compensation designed to retain and motivate NEOs should be directly linked to our overall corporate financial performance, individual performance and our success in achieving both our short-term and long-term strategic goals. In assessing the performance of our Company and our NEOs during the fiscal year ended December 31, 2012, the Committee considered our performance in the following areas:

●	Sustaining the performance of our core properties;

●	Identifying and developing future properties;

●	Distributing our content across additional channels of distribution;

●	Continuing to reduce operating costs across our Company's business;

●	Developing new initiatives to respond to changing trends in our industry; and

●	Maintaining our reputation for integrity.

We do not expect to pay discretionary cash bonuses to our NEOs with respect to the fiscal year ended December 31, 2013 unless our financial performance significantly improves or there are other performance related factors for individual NEOs that merit payment of a discretionary cash bonus for such individuals.

Other Compensation

During 2012, Mr. Foster, Interim CEO received a payment of $350,000 in satisfaction of all claims and obligations under his prior severance agreement.

Equity Incentive Plan

On February 27, 2013, the Board of Directors adopted the 2013 Equity Incentive Plan (the “Plan”), which permits the grant of non-statutory stock options and restricted shares to eligible employees, consultants and directors.  The Plan authorizes the Company to issue up to 2,600,000 shares of common stock.

401(k) Plan

We maintain a 401(k) plan for our NEOs and other employees.  Our Company currently matches twenty-five percent of the first six percent of the employees’ contribution of salary to the 401(k) plan.  For the fiscal year ended December 31, 2012, we contributed matching contributions of an aggregate amount of $10,350 to the 401(k) plan accounts of our NEOs.

Employment and Severance Agreements

Interim CEO and CFO Employment Agreement

On December 21, 2012, the effective date of the Reorganization Plan, Bruce R. Foster agreed to enter into an Employment Agreement pertaining to Mr. Foster’s service as our Interim CEO and CFO (the “Foster Agreement”). The Foster Agreement was formally executed on March 21, 2013 (but effective as of December 21, 2012).  Under the Foster Agreement, Mr. Foster’s employment continues as an at-will employee, and Mr. Foster and the Company can, and have the right to, terminate the employment relationship at any time for any reason, or no reason, with or without notice, and with or without cause.  If Mr. Foster’s employment is terminated without cause, he will be entitled to a severance payment of $150,000, subject to his execution of a general release of all claims, damages, rights, remedies and liabilities against the Company, including all payment obligations of the Company under the Foster Agreement.

The Foster Agreement also contains a covenant not to compete which provides that he will not engage in competition with our Company for a period of 12 months following the date of termination of his employment as well as other customary covenants concerning non-disclosure of confidential information.

Severance Agreements

On October 29, 2012, the Company, 4Kids Entertainment Licensing, Inc. (“4Kids Licensing”), a wholly owned subsidiary of the Company, and Samuel R. Newborn, a former member of the Board of Directors, Executive Vice President and General Counsel of the Company, entered into a Settlement Agreement and General Release (the “SN Settlement Agreement”), pursuant to which Mr. Newborn’s employment with the Company was terminated without cause by agreement of the parties effective as of October 31, 2012. The SN Settlement Agreement compromised all claims for severance and other benefits due Mr. Newborn under the terms of the Severance Agreement dated October 14, 2009 by and among the Company, 4Kids Licensing and Mr. Newborn, as amended. Mr. Newborn, under the SN Settlement Agreement, agreed to render certain post-termination services to the Company (the “Post-Termination Services”).

Under the terms of the SN Settlement Agreement, Mr. Newborn received an allowed unsecured claim in the sum of $925,000, of which $600,000 was paid on December 21, 2012 (the effective date of the Reorganization Plan) and $325,000 was paid on February 28, 2013.  In addition, in exchange for the specified Post-Termination Services to be rendered during the period from November 1, 2012 through February 28, 2013, Mr. Newborn was compensated at the rate of $25,000 per month. Thereafter, Mr. Newborn shall render such legal services as may be agreed from time to time by him and the Company.  Mr. Newborn also continues to receive certain health benefits. Under the terms of the SN Settlement Agreement, Mr. Newborn provided a release of certain claims and liabilities in favor of the Company relating to his employment or our chapter 11 bankruptcy cases. Mr. Newborn also continues to be bound by certain confidentiality obligations in favor of the Company as provided in the SN Settlement Agreement.

On November 20, 2012, the Company paid Brian Lacey, our former Executive Vice President (International), $282,722 pursuant to the terms of his Severance Agreement dated November 24, 2009 between Mr. Lacey and the Company.  Upon Mr. Lacey’s termination not for cause on August 31, 2012, the Company was contractually obligated to pay Mr. Lacey a severance payment, which included reimbursement for medical coverage and legal fees.

Summary Compensation Table

The following table shows compensation paid, accrued or expensed with respect to our NEOs for the fiscal year ended December 31, 2012 and 2011, respectively:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compen- sation (1)	Total

Bruce R. Foster, Interim CEO, and Executive	2012	$489,583	$—	$—	$—	$373,314	$862,897
Vice President, CFO	2011	$500,000	$—	$—	$—	$21,081	$521,081

Samuel R. Newborn, Esq., Former Executive	2012	$500,000	$—	$—	$—	$1,075,868	$1,575,868
Vice President, and General Counsel	2011	$600,000	$—	$—	$—	$21,081	$621,081

Brian Lacey, Executive	2012	$337,179	$—	$—	$—	$300,768	$637,947
Former Executive Vice President, International	2011	$500,000	$—	$—	$—	$21,081	$521,081

(1) The following table lists all amounts included in the “All Other Compensation” column for each NEO:

Name	Year	Medical Premium	Life Insurance Premium	Matching Contributions	Settlement Agreement	Severance	Total

Bruce R. Foster	2012	$19,094	$770	$3,450	$350,000	$—	$373,314
	2011	$16,861	$770	$3,450	$—	$—	$21,081

Samuel R. Newborn (1)	2012	$15,710	$642	$3,450	$—	$1,056,066	$1,075,868
	2011	$16,861	$770	$3,450	$—	$—	$21,081

Brian Lacey (2)	2012	$14,018	$578	$3,450	$—	$282,722	$300,768
	2011	$16,861	$770	$3,450	$—	$—	$21,081

(1)
Payments to Sam Newborn shown in the severance column were based on the SN Separation Agreement.  An additional $406,066 was paid in 2013.  This consisted of $31,066 for medical insurance, $50,000 for consulting services, and $325,000 for severance.

(2)	Payments to Brian Lacey in 2012 shown in the severance column were based on $7,000 for legal fees, $16,107 for medical insurance, and $259,615 for severance.

Equity Exercised or Vested and Year-End Equity Values

The following tables show information regarding the value of options exercised and restricted stock vested during the fiscal year ended December 31, 2012 and certain information about unexercised options and unvested restricted stock at December 31, 2012:

	Option Awards		Stock Awards
Name	Number of Shares acquired on Exercise (#)	Value realized on Exercise ($)	Number of Shares acquired on Vesting (#)(1)	Value realized on Vesting ($)(2)

Bruce R. Foster	—	$—	6,250	$2,563

Samuel R. Newborn	—	$—	6,250	$2,563

Brian Lacey	—	$—	4,167	$1,709

(1)  Effective December 21, 2012, in conjunction with the Reorganization Plan, all existing restricted stock and option plans were terminated.  As of December 31, 2012, there were no stock options or restricted shares outstanding.
(2)  Value realized on vesting of stock awards is based on the average trade price on the vesting date.

 Potential Payments Upon Termination or Change of Control

The table below reflects the amount of compensation payable to each NEO upon voluntary termination, early retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the NEO.  The amounts shown assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such time and are estimates of what would be paid out to these NEOs.  The actual amounts to be paid out can only be determined at the time of such NEO’s separation from our Company.  For details of the amounts payable, please refer to the “Employment and Severance Agreements” section included above.

Name	Voluntary/ Normal Termination	Involuntary Not For Cause Termination	For Cause Termination	Involuntary or Good Reason Termination (Change-of- Control) (4)	Death	Disability

Bruce R. Foster	$150,000	$150,000	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s existing equity compensation plan as of December 31, 2012:

Plan Category	(a) Number of Securities to Be Issued Under Outstanding Options / Restricted Stock Awards	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
Stock Options	N/A	N/A	N/A
Restricted Stock	N/A	N/A	N/A
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Compensation of Directors

The form and amount of director compensation is determined by our Board of Directors upon the recommendation of the Committee.  Each member of the Board of Directors who is not an employee of our Company (a “Non-Employee Director”) receives $60,000 annually for his service on the Board of Directors.  At the discretion of the Board of Directors, the Non-Employee Directors are eligible to receive grants of restricted stock or options to purchase shares of our common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant.  All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors.

The following chart represents the compensation amount we paid or awarded with respect to our Non-Employee Directors for their services for the fiscal year ended December 31, 2012:

Director(1)	Fees Earned	Grant Date Fair Value of Stock Awards	All Other Compensation	Total
Duminda M. DeSilva	$45,000	$—	$—	$45,000

Jay Emmett	$60,000	$—	$—	$60,000

Michael Goldstein (2)	$45,000	$—	$—	$45,000

Wade I. Massad	$50,000	$—	$—	$50,000

(1) Bruce Foster and Samuel Newborn are omitted from this table because they did not receive any additional compensation for service as director.
(2) Michael Goldstein retired from the Board of Directors  effective September 30, 2012.

As of December 31, 2012, our Non-Employee Directors held the following number of unexercised stock options and the following number of unvested shares of restricted stock:

Director	Unexercised Options	Unvested Shares of Restricted Stock

Duminda M. DeSilva	—	—

Jay Emmett	—	—

Wade I. Massad	—	—

Compensation Committee Interlocks and Insider Participation

As described in “Election of Directors - Committees of the Board of Directors” above, the Compensation Committee consists of Messrs. Emmett, DeSilva and Massad, none of whom has ever been an officer or employee of the Company or any of its subsidiaries.  During the fiscal year ended December 31, 2012, no executive officer of the Company served as a member of the Compensation Committee or board of directors of another entity, one of whose executive officers served on our Board of Directors.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

4LC’s Audit Committee currently consists of Mr. Massad, who serves as the Chairman, and Mr. Emmett.  The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities with respect to the quality and integrity of 4LC’s financial reports, the performance of 4LC’s internal audit function and  registered public accounting firm, 4LC’s compliance with legal and regulatory requirements.  The Audit Committee has the sole authority to appoint or replace 4LC’s independent registered public accounting firm, oversees the independent registered public accounting firms’ qualifications, independence and performance, discuss with 4LS’s management, the internal auditors and the independent registered public accounting firm, the scope of the annual audit and determines the compensation for audit and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee met with management periodically during the year to consider the adequacy of 4LC’s internal controls and the objectivity of its financial reporting.  The Audit Committee also discussed with 4LC’s independent registered public accounting firm and with the appropriate financial personnel their evaluations of 4LC’s internal accounting controls and the overall quality of 4LC’s financial reporting.  The Audit Committee also discussed with 4LC’s senior management and independent registered public accounting firm the process used for certifications by 4LC’s principal executive officer and principal financial officer which is required by the SEC for certain of 4LC’s filings with the SEC.  During the fiscal year ended December 31, 2012, the Audit Committee met privately with the independent registered public accounting firm, whom has unrestricted access to the Audit Committee.

The Board of Directors has determined that one of the Audit Committee’s members, Mr. Massad, qualifies as an “audit committee financial expert” as defined by the rules promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.  All of the Audit Committee members are independent as defined in the NYSE listing standards.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2012

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2012 with the Company’s management.  The Audit Committee has discussed with EisnerAmper LLP, the Company’s independent public accountants, the matters required to be discussed by the Public Company Accounting Oversight Board Interim Standard AU 380.

The Audit Committee has also received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed with EisnerAmper LLP such firm’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Audit Committee
Wade I. Massad
Jay Emmett

Certain Transactions Involving Management

We have adopted a written policy that states that if any of our director or executive officers or any business organizations or individuals associated with them has transacted business with our Company during the year, such transactions must be reported initially to the Secretary of the Company.  The information may be reported in the written questionnaire submitted by our directors and executive officers annually or on an as needed basis. The Secretary of the Company then advises the Board of Directors of any such transactions for their review and determination as to whether or not to approve such transactions. In making such determinations, the Board of Directors will take into account factors such as whether the goods and services in question are available from an unrelated third party on similar or more favorable terms.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2012, our officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of April 18, 2013, certain information concerning the beneficial ownership of the shares of our common stock by (i) each person who is known by us to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) our NEOs and (iv) all of our current directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Shares	Options	Total	Percent of Class

Prescott Group Capital Management, L.L.C. (Duminda M. DeSilva) (2)(4)	2,414,209	66,667	2,480,876	17.6%

Alfred R. Kahn (3)	1,225,588	—	1,225,588	8.8%

Jay Emmett (4)	45,300	66,667	111,967	less than 1%

Bruce Foster (4)	42,034	83,333	125,367	less than 1%

Wade I. Massad (5)(4)	654,300	66,667	720,967	5.2%

Brian Lacey (4)	25,833	—	25,833	less than 1%

Samuel Newborn (4)	43,386	—	43,386	less than 1%

All current directors and officers as a group (4 persons)	3,225,062	283,334	3,508,396	25.1%

(1)	Unless otherwise indicated, each holder possesses sole voting and investment power over the shares of common stock listed as beneficially owned.

(2)
As the principal of Prescott Group Capital Management, L.L.C., Mr. Phil Frohlich may be deemed beneficial owner of the 2,414,209 shares of common stock of the Company. Prescott Group Capital Management, L.L.C. has sole voting power and sole dispositive power with respect to all of the shares reported as beneficially owned.  Mr. Frohlich has the power to direct the exercise of such voting and dispositive power of Prescott Group Capital Management, L.L.C. The address of the beneficial owner is 1924 South Utica, Suite 1120, Tulsa, Oklahoma  74104-6529. Mr. DeSilva, as a Managing Director of this entity, may be deemed to beneficially own the shares of common stock held by it. Information was based on Schedule 13D, filed with the SEC on May 7, 2010, by Prescott Group Capital Management, L.L.C.  The percentage which appears in this table may differ from the percentage disclosed in such filing.

(3)
Includes 1,203,638 shares owned by Mr. Kahn, 6,000 shares owned by Mr. Kahn’s former wife, and 15,950 shares held by Mr. Kahn for the benefit of his daughter under the NY/UGMA. The address of Alfred R. Kahn is 928 Broadway, Suite 703, New York, NY  10010.

(4)
The address for Messrs. DeSilva, Emmett, Foster, Massad, Lacey and  Newborn is 4Licensing Corporation, 767 Third Avenue, 17th Floor, New York, NY 10017. Included in the share amounts beneficially owned are stock options issued as of February 27, 2013 which have not yet fully vested.

(5)
Consists of 497,100 shares held by Cleveland Capital Management LLC and 120,000 shares held in discretionary accounts in which Cleveland Capital Management LLC holds the voting rights and manages the investments for one of its clients.  Mr. Massad may be deemed to beneficially own the shares of common stock held by these entities.  Additionally, Mr. Massad and his wife jointly own an additional 37,200 shares of common stock.

PROPOSAL 2 - SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 27, 2013, the Audit Committee voted to propose and recommend the selection of EisnerAmper LLP as our independent registered public accounting firm to examine the Company’s financial statements for the fiscal year ending December 31, 2013.

The Audit Committee has the responsibility for the selection of 4LC’s independent registered public accounting firm.  Although shareholder ratification is not required for the selection of EisnerAmper LLP, and although such ratification will not obligate 4LC to continue using the services of such firm, the Audit Committee is submitting the selection for ratification with a view towards soliciting the shareholders’ opinion thereon, which may be taken into consideration in future deliberations. In the event that shareholders fail to ratify the appointment of EisnerAmper LLP, the Audit Committee will reconsider the appointment of EisnerAmper LLP.

Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the “independent auditors”) in order to assure that the provision of such services does not impair the auditors' independence.  On an annual basis, the Audit Committee reviews and provides pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee.  If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee reviewed and approved all non-audit services. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

The fees billed or expected to be billed for professional services rendered by EisnerAmper LLP in the fiscal years ended December 31, 2012 and 2011 were approximately as follows:

Type of Fees	2012	2011
Audit Fees	$260,033	$290,530
Audit Related Fees	-	-
All Other Fees	17,000	17,000
Tax Fees	86,910	99,640
Total	$363,943	$407,170

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that 4LC paid or expected to pay to EisnerAmper LLP for the audit of 4LC’s annual financial statements included in the annual report on Form 10-K for the fiscal years ended December 31, 2012 and 2011, respectively and review of financial statements included in the Forms 10-Q filed during the fiscal year ended December 31, 2012 and 2011; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.  In 2012, “All Other fees” are fees for audit services rendered in connection with 4LC’s 401(k) plan.

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. See “Compensation of Named Executive Officers” above.

As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our compensation program for our named executive officers by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature, and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding our compensation program.

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

The Company is presenting this proposal, which gives you as a shareholder the opportunity to inform the Company as to when you wish the Company to include a “say-on-pay” proposal, similar to Proposal 3, in our proxy statement (a “say-on-pay frequency” vote) in the future. While this say-on-pay frequency vote is advisory in nature and therefore will not bind us to adopt any particular frequency, our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal in determining how frequently we will hold “say-on-pay” votes. Shareholders may indicate whether they prefer that we hold a “say-on-pay” vote every three years, every two years, or every year, or they may abstain from this vote.

The Board recommends in this proxy that our shareholders vote for a frequency of every year when voting on the advisory vote on the frequency of a say-on-pay vote. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors that the non-binding advisory vote on the compensation of the Company’s named executive officers (as set forth in Proposal 3) be held every year. For the purposes of the non-binding advisory vote on this Proposal 4, the Company will take into consideration the shareholder votes for each of the alternatives set forth in the proxy card with respect to this Proposal. Unless otherwise instructed, the proxy holders will vote proxies received by them for “EVERY YEAR” for the proposal.

Shareholders may vote, on an advisory basis, that the frequency with which they prefer to have a say-on-pay vote is:

●	every three years;
●	every two years;
●	every year; or,
●	abstain from voting.

The option of one year, two years, or three years that receives the highest number of votes cast by holders of shares of our common stock represented at the Annual Meeting, will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. For the purposes of the non-binding advisory vote on this Proposal 4, the Company will take into consideration the shareholder vote on each of the alternatives set forth in the proxy card with respect to this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY YEAR IN THE ADVISORY VOTE ON THE FREQUENCY OF AN EXECUTIVE COMPENSATION ADVISORY VOTE, OR 'SAY-ON-PAY' VOTE AND UNLESS OTHERWISE INSTRUCTED, THE APPOINTEES WILL VOTE PROXIES RECEIVED BY HIM FOR “EVERY YEAR” FOR THE PROPOSAL.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented at the meeting.  If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

Shareholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to the Secretary of 4Licensing Corporation at 767 Third Avenue, 17th Floor, New York, New York  10017. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy statement and annual report in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at our 2014 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive office at 767 Third Avenue, 17th Floor, New York, New York 10017 not less than 120 calendar days before April 26, 2014. However, if the date of the 2014 Annual Meeting of Shareholders has changed by more than 30 calendar days from the 2013 Annual Meeting of Shareholders, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of either the 90th day prior to the date of the 2014 Annual Meeting of Shareholders or, if the first public announcement of the date of the 2014 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2014 Annual Meeting of Shareholders, then not later than the  close of business on the 10th day following the day the Company first publicly announces the date of the 2014 Annual Meeting of Shareholders.

Management proxies for the Company’s 2014 Annual Meeting of Shareholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a shareholder who does not provide the Company with written notice of such proposal at least 45 days before April 26, 2014.

By Order of the Board of Directors,

Jay Emmett
Chairman of the Board of Directors

New York, New York
April 26, 2013

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1, 2 AND like this 3, AND VOTED FOR "1 YEAR" FREQUENCY IN PROPOSAL 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE PROPOSALS 1-3 AND FOR "1 YEAR" FOR PROPOSAL 4.	Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS:							2.	Proposal to approve the ratification of the appointment of EisnerAmper LLP as 4LC's independent auditors for the fiscal year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	01 Duminda M. DeSilva	☐	FOR	☐	AGAINST	☐	WITHHOLD
	02 Jay Emmett	☐	FOR	☐	AGAINST	☐	WITHHOLD			FOR	AGAINST	ABSTAIN
	03 Wade I. Massad	☐	FOR	☐	AGAINST	☐	WITHHOLD	3.	Proposal to approve the compensation paid to our named executive officers advisory vote.	☐	☐	☐
	04 Bruce R. Foster	☐	FOR	☐	AGAINST	☐	WITHHOLD
									1 YEAR	2 YEARS	3 YEARS	ABSTAIN

								4.	Proposal to select the frequency of future executive compensation advisory votes. ☐	☐	☐	☐

								5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2013.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

4LICENSING CORPORATION

The undersigned hereby appoints Wade Massad and Bruce R. Foster, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of 4Licensing Corporation held of record by the undersigned at the close of business on April 18, 2013 at the Annual Meeting of Shareholders of 4Licensing Corporation to be held at The Cornell Club, 6 East 44th Street, New York, New York 10017, at 10:00 am, local time, on Thursday, May 23, 2013 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲